UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 3, 2024

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110
Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 757-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Medical Officer and Executive Vice President.

On January 4, 2024, Dr. Chris Cabell and Zura Bio Limited (the “Company”) agreed that he will be stepping down as the Company’s Chief Medical Officer and Executive Vice President, effective on January 15, 2024. Dr. Chris Cabell’s resignation was not the result of any disagreement with management or the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of President and Chief Operating Officer.

On January 3, 2024, the Company appointed Mr. Robert Lisicki as President and Chief Operating Officer, effective as of January 8, 2024 (the “Commencement Date”).

Mr. Robert Lisicki, age 56, is an experienced executive leader with a career spanning nearly 30 years in the biopharmaceutical industry. Mr. Robert Lisicki has been serving on the boards of Adiso Therapeutics and Cadrenal Therapeutics, Inc. since October 2023 and July 2023, respectively. He served as the Chief Commercial Officer at Arena Pharmaceuticals from October 2018 to March 2022, a prominent biopharmaceutical company acquired by Pfizer for $6.7 billion in 2022. At Arena, Mr. Robert Lisicki had accountability for building the company's global commercial infrastructure and contributed to its mergers and acquisitions activities totaling nearly $8.0 billion. Prior to Arena, Mr. Robert Lisicki served as Vice President and General Manager of Inflammation and Cardiovascular at Regeneron Pharmaceuticals. In this dual role, he led both commercial and developmental initiatives. His career also includes senior leadership roles as CEO and Board Member, InCarda Therapeutics; CCO, Daiichi Sankyo, Inc.; and VP, Amgen, with his initial experience in sales and marketing at The Janssen Pharmaceutical Companies of Johnson & Johnson. He holds a Bachelor of Science degree in Finance and Economics from the State University of New York, Albany, New York.

There are currently no arrangements or understandings between Mr. Robert Lisicki and any other person pursuant to which Mr. Robert Lisicki will be appointed as President and Chief Operating Officer of the Company and there are no family relationships between Mr. Robert Lisicki and any of the Company’s directors or executive officers. There are currently no transactions in which Mr. Robert Lisicki has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as the President and Chief Operating Officer, Mr. Robert Lisicki entered into an employment agreement with the Company (the “Employment Agreement”) effective as of the Commencement Date. Pursuant to the Employment Agreement, Mr. Robert Lisicki will be paid an annual base salary of $440,000. Following the end of each calendar year, Mr. Robert Lisicki will be eligible to receive a discretionary annual performance bonus with a target of 40% of his then annual base salary, subject to the approval of a bonus plan by the board of directors and in accordance with the terms of such approved plan.

Under the terms of the Employment Agreement, the Company may terminate the Employment Agreement at any time, with or without cause, for any reason or no reason whatsoever by the Company upon no less than ninety (90) calendar days’ written notice, or by Mr. Robert Lisicki upon no less than ninety (90) calendar days’ written notice, unless a lesser time is mutually agreed upon by both parties.

As an inducement to Mr. Robert Lisicki's employment, the Company agrees that it will recommend to the board the granting to Mr. Robert Lisicki of 1,000,000 share options in the Company with an exercise price to be determined by the most recent closing price of the Company’s common stock. 600,000 of the options shall be the "New Hire Options," and the remaining 400,000 of the options shall be the "Additional Options." None of the New Hire Options or the Additional Options will be considered vested until they have both performance vested and time vested. The New Hire Options will time vest upon the commencement of employment. Commencing as of the vesting date for the New Hire Options, the New Hire Options will time vest as follows, subject to Mr. Robert Lisicki's continued employment with the Company: (i) 25% of the New Hire Options will time vest on the first anniversary of the vesting date; and (ii) the remaining 75% of the New Hire Options will time vest in equal monthly installments over the three (3)-year period thereafter. The Additional Options will vest upon the Company board’s determination, in its sole discretion, on or before April 1, 2024, of Mr. Robert Lisicki’s successful performance of his duties. Commencing as of the Additional Options’ vesting date, the Additional Options will time vest as follows, subject to Mr. Robert Lisicki's continued employment: (i) 25% of the Additional Options will time vest on the first anniversary of the vesting date; and (ii) the remaining 75% of the Additional Options will time vest in equal monthly installments over the three (3)-year period thereafter. If the Additional Options’ vesting date does not occur on or before April 1, 2024, then all of the Additional Options will be forfeited as of April 1, 2024. The option grant will be issued pursuant to the Company’s 2023 Equity Incentive Plan, and in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing summary of certain terms of the Employment Agreement are qualified in their entirety by the terms of the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01.	Regulation FD Disclosure.

On January 8, 2024, Zura Bio Limited issued the press release attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Employment Agreement between Zura Bio Limited and Robert Lisicki
99.1	Press Release dated January 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2024

ZURA BIO LIMITED

By:	/s/ Kim Davis
Name:	Kim Davis
Title:	Chief Legal Officer